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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     June 12, 1997
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                              YELLOW CORPORATION
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        (Exact name of registrant as specified in its charter)




           Delaware                   0-12255                48-0948788
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)           Identification No.)





     10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas   66207
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     (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
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                                 No Changes.
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         (Former name or former address, if changed since last report.)







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Item 5.  Other Events

     On June 12, 1997, Yellow Corporation (the company) reported that operating results are continuing to trend upward. The company expects further progress from aggressive cost reductions and market focus initiatives in 1997 and beyond. Those remarks highlighted a presentation by A. Maurice Myers, chairman, president and chief executive officer of Yellow Corporation, today at the Merrill Lynch Global Transportation Leaders' Conference in New York.

     Based on April and May results, Myers noted that second quarter financial results are expected to exceed analyst consensus earnings expectations of $.25 per share. The anticipated improved results are primarily due to continuing cost reduction and productivity improvements, better than planned tonnage growth at the company's Yellow Freight subsidiary, and a stabilizing pricing environment. April and May revenue per day at Yellow Freight grew by more than 11 percent over the same months of 1996.

     "We are benefiting from a wide array of company initiated profit improvement programs, which are being successfully rolled out," Myers said. "In addition, market conditions have improved. We are pleased with our progress toward our goal of acceptable shareholder returns," he added.

     For the 1997 first quarter, the company reported revenue of $785.1 million, up 5.9 percent from first quarter 1996 revenue. Net income for the quarter was $6.5 million, or $.23 per share, versus a 1996 first quarter net loss of $14.3 million, or $.51 per share. Operating income was $15.2 million, a $23.3 million improvement over the year-earlier quarter when the corporation recorded an $8.1 million operating loss.

     The above announcement includes forward-looking statements. Actual future results could differ materially from those projected in such statements as a result of a number of factors which could negatively impact the company, including but not limited to inflation, volatility of expenses, competitor pricing activity and a downturn in general economic activity.




                                   SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  YELLOW CORPORATION
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                                                      (Registrant)

Date:     June 23, 1997                        /s/ H. A. Trucksess, III
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                                                   H. A. Trucksess, III
                                           Senior Vice President - Finance/
                                           Chief Financial Officer and Treasurer